As filed with the Securities and Exchange Commission on September 6, 2024

Registration No. 333-272815

Registration No. 333-276912

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-1 REGISTRATION STATEMENT NO. 333-272815

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-1 REGISTRATION STATEMENT NO. 333-276912

UNDER

THE SECURITIES ACT OF 1933

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1887078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Main Street, Suite 600

Vancouver, Washington 98660

Telephone: (360) 980-8524

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jacob P. Lalezari

Chief Executive Officer

1111 Main Street, Suite 600

Vancouver, Washington 98660

Telephone: (360) 980-8524

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters all of the securities that were unsold under the registration statements listed above as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-1 (the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by CytoDyn Inc. (the “Company”):

●	Registration Statement on Form S-1 (No. 333-272815), pertaining to the registration for resale of 72,012,484 shares of common stock and 133,749,059 shares underlying outstanding warrants to purchase our common stock; and
●	Registration Statement on Form S-1 (No. 333-276912), pertaining to the registration for resale of 35,792,347 shares of common stock and 105,226,752 shares underlying outstanding warrants to purchase our common stock.

Pursuant to the undertakings contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the conclusion of the offerings, the Company is filing these Post-Effective Amendments to the Registration Statements to deregister, and does hereby remove from registration, all the securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused these Post-Effective Amendments to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on September 6, 2024.

CYTODYN INC.

By:	/s/ Jacob P. Lalezari
Jacob P. Lalezari, CEO

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.